SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 4, 2005

Western Sierra Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-25979	68-0390121
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4080 Plaza Goldorado Circle, Cameron Park, California		95682
(Address of Principal Executive Offices)		(Zip Code)

(530) 677-5600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

A.           Agreement with Patrick J. Rusnak.

In connection with his appointment as the Executive Vice President, Chief Operating Officer of Western Sierra Bancorp (the “Company”) discussed under Item 5.02 below, on May 3, 2005, the Company and Patrick J. Rusnak entered into an employment agreement.

The employment agreement is for a term of three years and provides for an initial base salary of $16,666.67 per month that increases to $18,333.34 per month on November 1, 2005, and if certain performance goals are met increases to $20,000 per month on May 1, 2006.  His employment agreement also provides for a contingent signing bonus of $21,000 to be paid after his successfully completing of 90 days of active employment with the Company.  Mr. Rusnak is also entitled to participate in the Management Incentive Compensation Plan of the Company.  Pursuant to its terms, if Mr. Rusnak’s employment with the Company is terminated without cause prior to the termination of the second anniversary of his employment agreement, he will receive a month of base salary for each month worked up to a maximum of 6 months, and if he is terminated without cause after the second anniversary of his employment agreement, he will receive a month of base salary for each month worked up to a maximum of 12 months.  In the event of a change of control Mr. Rusnak will receive a change in control payment of 18 months of base salary.  Mr. Rusnak is also entitled to an automobile allowance of $400 per month, a grant of 30,000 stock options within 90 days of employment and with the option price set at the market price of the Company’s stock at the time of grant, medical and dental coverage for him and his dependents.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 3, 2005, Mr. Patrick J. Rusnak joined Western Sierra Bancorp (the “Company”) as its Executive Vice President and Chief Operating Officer.  Mr. Rusnak is age 41.  His business experience during the last five years was primarily being the Executive Vice President/Chief Financial Officer-Umpqua Bank California Region from July 2004 to February 2005 and being Executive Vice President/Chief Financial Officer of Humboldt Bancorp from November 2000 to July 2004.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release announcing Patrick J. Rusnack hired as EVP/Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Western Sierra Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN SIERRA BANCORP

Date: May 9, 2005	By:	/s/ Gary D. Gall
Gary D. Gall
Chief Executive Officer